Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$170,118
Unrealized Gain (Loss) on Market Value of Futures	85,117
Dividend Income	230
Interest Income	661
Total Income (Loss)	$256,126

Expenses
General Partner Management Fees	$1,853
Professional Fees	9,143
Brokerage Commissions	398
Non-interested Directors' Fees and Expenses	22
Prepaid Insurance Expense	13
NYMEX License Fee	46
SEC & FINRA Registration Expense	620
Total Expenses	12,095
Expense Waiver	(9,778)
Net Expenses	$2,317
Net Income (Loss)	$253,809

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$3,369,515
Net Income (Loss)	253,809

Net Asset Value End of Month	$3,623,324
Net Asset Value Per Share (250,000 Shares)	$14.49

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612